EXHIBIT 99.2


              Synthetech Reports Third Quarter Fiscal 2006 Results

Albany, Oregon, February 14, 2006 - Synthetech, Inc. (NZYM.PK) today announced financial results for the third quarter and first nine months of fiscal 2006, which ended December 31, 2005. Revenue for the third quarter of fiscal 2006 was $1.7 million, a 47% increase compared to revenue of $1.2 million in the third quarter of fiscal 2005. Operating loss for the current quarter was $837,000, compared to an operating loss of $1.3 million for the same period last year. Net loss for the quarter was $640,000, or $0.04 per share, compared to net loss of $1.3 million, or $0.09 per share, for last year's corresponding period.

Revenue for the first nine months of fiscal 2006 was $4.0 million, a 38% decrease compared to revenue of $6.5 million in the first nine months of fiscal 2005. Operating loss for the first nine months of fiscal 2006 was $3.1 million, compared to an operating loss of $1.8 million for the same period last year. Net loss for the first nine months of fiscal 2006 was $2.8 million, or $0.19 per share, compared to net loss of $1.8 million, or $0.12 per share, for last year's corresponding period. International sales were $1.7 million and $1.3 million for the first nine months of fiscal 2006 and 2005, respectively. Quarterly fluctuations in the level of international revenue are project dependent and not reflective of any trend.

Research and development (R&D) expense for the quarter and nine months ended December 31, 2005 increased by $73,000 and $178,000, respectively, from the levels for the corresponding periods last year, primarily as a result of an expansion of our R&D efforts. Beginning October 1, 2005, Synthetech engaged a contract research and manufacturing company located in India to serve as a satellite R&D team. Additionally, during the first nine months of fiscal 2006, we have focused additional resources in Oregon on new product development.

Synthetech's cash, cash equivalents and marketable securities were $1.8 million at December 31, 2005, compared to $3.1 million at March 31, 2005. As of December 31, 2005, Synthetech's working capital was $5.6 million, compared to $8.2 million as of March 31, 2005.

                                Synthetech, Inc.
                       Condensed Statements of Operations
                                   (unaudited)

                                                              Three Months Ended                      Nine Months Ended
                                                                 December 31,                            December 31,
                                                       ---------------------------------       ---------------------------------
              (in thousands, except per share data)         2005              2004                 2005               2004
                                                       ---------------    --------------       --------------    ---------------
      Revenue                                           $       1,736      $      1,181         $      3,984      $       6,453
      Cost of revenue                                           1,769             1,675                4,624              6,102
                                                       ---------------    --------------       --------------    ---------------
        Gross income (loss)                                       (33)             (494)                (640)               351

      Research and development                                    263               190                  652                474
      Selling, general and administrative                         541               599                1,782              1,690
                                                       ---------------    --------------       --------------    ---------------
           Total operating expense                                804               789                2,434              2,164

                                                       ---------------    --------------       --------------    ---------------
        Operating loss                                           (837)           (1,283)              (3,074)            (1,813)

      Interest income                                              20                17                   96                 36
      Interest expense                                             (3)               (1)                  (5)                (5)
                                                       ---------------    --------------       --------------    ---------------


                                                       ---------------    --------------       --------------    ---------------
           Loss before income taxes                              (820)           (1,267)              (2,983)            (1,782)

      Income taxes                                               (180)                -                 (180)                 -
                                                       ---------------    --------------       --------------    ---------------
      Net loss                                          $        (640)     $     (1,267)        $     (2,803)     $      (1,782)
                                                       ===============    ==============       ==============    ===============

      Basic and diluted loss per share                  $       (0.04)     $      (0.09)        $      (0.19)     $       (0.12)
                                                       ===============    ==============       ==============    ===============


Commenting on the financial results, M. "Sreeni" Sreenivasan, President and CEO, said, "As expected, we saw some modest improvement during the quarter which is likely to continue during the final quarter of the fiscal year. Orders totaling nearly $1 million that we anticipated shipping during the third quarter were completed and shipped early in the fourth quarter. This, together with order inflows during the third quarter, held our backlog at the end of the third quarter relatively steady compared to the level at the end of the prior quarter. The expansion of our R&D effort for early-stage projects feeding the pharmaceutical pipeline, the recent acquisition of proprietary resin technology for Solid Phase Peptide Synthesis and our ongoing efforts to develop new product lines are active steps we are taking to implement our growth strategy and improve our results. Synthetech's traditional business of serving the pipeline of clinical projects remains robust, with about a dozen projects in mid- to late-stage clinical trials for which we are supplying key intermediates. We require additional capital to fund our operations and to implement our growth strategy, and we are continuing to seek debt or equity financing."

Management anticipates that Synthetech's revenue will continue to be volatile from period to period. Variability in Synthetech's level of revenue is based primarily on our participation in large-scale customer projects and the timing of shipments arising from these projects. Synthetech operates in a challenging business environment, characterized by the unpredictable dynamics and life cycle of pharmaceutical projects, which can lead to rapid fluctuations in the mix of projects and revenues. As the uncertainties inherent in drug development projects remain outside of Synthetech's control, it is difficult to predict the progress, timing and revenue potential of these projects.

ABOUT SYNTHETECH
Synthetech, Inc. is a fine chemicals company specializing in organic synthesis, biocatalysis and chiral technologies. Synthetech develops and manufactures amino acid derivatives, specialty amino acids, peptide fragments, proprietary custom chiral intermediates and specialty resins, primarily for the pharmaceutical and cosmeceutical industries. Synthetech's products support the development and manufacture of therapeutic peptides and peptidomimetic small molecule drugs at every stage of a customer's clinical development pipeline, and are used as ingredients in drugs for the treatment of AIDS, cancer, cardiovascular and other diseases, and in cosmeceuticals.

FORWARD-LOOKING STATEMENTS
This press release includes "forward looking" information (as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934), including, without limitation, statements regarding: future performance and operating results of Synthetech, our growth strategy, including implementation thereof, our ability to continue operations or to obtain financing; and matters relating to drug development progress. Forward looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain the words "believe," "anticipate," "expect," "estimate," "project," "will be," "will continue," "will likely result," or words or phrases of similar meanings. Investors are cautioned that forward-looking statements involve risks and uncertainties, and various factors could cause actual results to differ materially from those in the forward-looking statements. The risks and uncertainties include, but are not limited to, the following: our fluctuating operating results and recent operating losses and negative cash flow; our limited cash position; our potential inability to raise capital to fund our operations or implement our growth strategy; the uncertain market for products; the unpredictability of drug development progress, including regulatory approvals; potential loss of a significant customer; potential termination or suspension by customer of significant projects or cancellation of orders prior to shipment; production factors; and economic conditions and commercial factors affecting the fine chemicals industry. Investors are urged to read Synthetech's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2005 and our Report on Form 10-Q for the quarter ended December 31, 2005, for a further description of risks and uncertainties related to forward-looking statements made by Synthetech as well as to other aspects of our business. Synthetech does not intend to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with respect to them or any change in events, conditions or circumstances on which any such statement is based.

MORE INFORMATION:       Web site: www.synthetech.com
                        E-mail: investor@synthetech.com

CONTACT:                M. "Sreeni" Sreenivasan, President & CEO
                        Gary Weber, CFO
                        PO Box 646
                        Albany, Oregon  97321
                        541 967-6575